Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	January 7, 2008
BUTLER NATIONAL CORPORATION DIRECTOR BILL LOGAN PASSES

OLATHE, KANSAS, January 7, 2008, - Butler National Corporation (OTC Bulletin Board "BUKS") regretfully announces the death of Director William E. Logan.

Mr. Logan began his association with Butler National as a member of the Board of Directors in 1990.

Bill grew up in Quenemo, KS. After graduating from the University of Kansas he went to work as a tax professional at Arthur Andersen. He built a successful private tax practice before shifting his focus to entrepreneurship. He was a partner in WH of KC (Wendy's franchisee) and was a Director of our company. He was an avid golfer, hunter, blackjack player and loved to spoil his dog. Bill is survived by Judy, his loving wife of 49 years; his daughter Stephanie (Steve Greene); sons Wade (Debi), Mark and Duke; grandsons Brandon Brewer and Lyle; granddaughters Tori and Tara; mother Maurine; brothers Jim, Dick, John and Max; sister Linda. A celebration of his life will be held for family and friends on Wednesday, January 9th from 6 to 9 PM at the family home.

"We will greatly miss Bill and his significant contributions to our Board. We send our deep sympathy and condolences to the Logan family," commented Clark D. Stewart, President and Chief Executive Officer.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Hawker Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements and Risk Factors, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K and Section 1A of Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS  66062

Public Relations Phone: 214-663-5833
Phone Office: 913-780-9595
Phone Fax: 913-780-5088

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com

Direct Investor Relations
Phone office 830-669-2466

For more information, please visit the Company web site:  www.butlernational.com
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